Exhibit 99.1
[Logo]
                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com
                                                                    NEWS RELEASE



Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Chris Hardman                                 Sandra Curlander
                  720-888-2292                                      720-888-2501



                Level 3 Holds 2006 Annual Meeting of Stockholders


BROOMFIELD, Colo., May 15, 2006 -- Level 3 Communications, Inc. (Nasdaq: LVLT) held its 2006 Annual Meeting of Stockholders today in Broomfield, Colorado.

At the meeting, the company's stockholders:

o Approved increasing the number of authorized shares of Level 3's common stock from 1.5 billion to 2.25 billion;

o Granted the Board of Directors discretionary authority to amend the company's restated certificate of incorporation to implement a reverse stock split at one of four possible ratios: 1-for-5, 1-for-10, 1-for-15, and 1-for-20.

o Extended the term of Level 3's 1995 Stock Plan by five years to September 25, 2010;

o Approved an amendment to Level 3 restated certificate of incorporation to declassify the Board of Directors; and

o Re-elected Arun Netravali, John T. Reed and Michael B. Yanney as directors of the company. As a result of the approved proposal to declassify the board, each director will serve a one-year term until the 2007 Annual Meeting of Stockholders.

Detailed descriptions of the proposals approved at today's meeting are available in Level 3's proxy statement and related additional solicitation materials, which are available on the company's Web site at www.Level3.com.

About Level 3 Communications
Level 3 (Nasdaq: LVLT), an international communications and information services company, operates one of the largest Internet backbones in the world. Through its customers, Level 3 is the primary provider of Internet connectivity for millions of broadband subscribers. The company provides a comprehensive suite of services over its broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, voice services and voice over IP services. These services provide building blocks that enable Level 3's customers to meet their growing demands for advanced communications solutions. The company's Web address is www.Level3.com.

Level 3 offers information services through its subsidiary, Software Spectrum, and fiber-optic and satellite video delivery and advertising distribution solutions through its subsidiary, Vyvx. For additional information, visit their respective Web sites at www.softwarespectrum.com and www.vyvx.com.

The Level 3 logo is a registered service mark of Level 3 Communications, Inc. in the United States and/or other countries. Level 3 services are provided by a wholly owned subsidiary of Level 3 Communications, Inc.


Forward-Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: increasing the volume of traffic on Level 3's network; developing new products and services that meet customer demands and generate acceptable margins; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; stabilizing or reducing the rate of price compression on certain of our communications services; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; ability to meet all of the terms and conditions of our debt obligations; overcoming Software Spectrum's reliance on financial incentives, volume discounts and marketing funds from software publishers; and reducing downward pressure of Software Spectrum's margins as a result of the use of volume licensing and maintenance agreements. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.


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